[Huntington Meadows]

                               AGREEMENT OF SALE

     THIS AGREEMENT OF SALE (this "Agreement"), is entered into as of the 1st day of October, 1996, by and between William L. Huntley ("Purchaser"), and Stratton Meadows Limited Partnership, an Illinois limited partnership ("Seller").

                                  WITNESSETH:

     1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of Nine Million Three Hundred And No/100 Dollars ($9,300,000.00) (the "Purchase Price"), that certain property commonly known as Huntington Meadows Apartments, Arlington, Texas, legally described on Exhibit A attached hereto (the "Property"). Included in the Purchase Price is all of the personal property set forth on Exhibit B attached hereto (the "Personal Property").

     2. PURCHASE PRICE. The Purchase Price shall be paid by Purchaser as follows:

          2.1. Upon the execution of this Agreement, the sum of Fifty Thousand and No/100 Dollars ($50,000.00) (the "Earnest Money") to be held in escrow by and in accordance with the provisions of the Escrow Agreement ("Escrow Agreement") attached hereto as Exhibit C;

          2.2. On or before two (2) business days after the satisfaction or waiver of the "Financing Contingency" (hereinafter defined) by Purchaser, Purchaser agrees to deposit an additional One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) to be held in escrow by and in accordance with the provisions of the Escrow Agreement. Upon the deposit of the additional One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), all references to the Earnest Money shall include such deposit; and

          2.3. On the "Closing Date" (hereinafter defined), the balance of the Purchase Price, adjusted in accordance with the prorations, by federally wired "immediately available" funds, on or before 11:00 a.m Chicago time.

     3.   TITLE COMMITMENT AND SURVEY.

          3.1. Attached hereto as Exhibit D is a copy of a title commitment for an owner's standard title insurance policy issued by Lawyers Title Insurance Corporation (hereinafter referred to as "Title Insurer") dated July 3, 1996 for the Property (the "Title Commitment"). For purposes of this Agreement, "Permitted Exceptions" shall mean: (a) the general printed exceptions contained in the standard title policy to be issued by Title Insurer based on the Title Commitment; (b) general real estate taxes, association assessments, special assessments, special district taxes and related charges not yet due and payable; (c) matters shown on the "Existing Survey" (hereinafter defined); (d) matters caused by the actions of Purchaser; and (e) the title exceptions set forth in Schedule B of the Title Commitment as Numbers 1 through 18 inclusive, to the extent that same affect the Property. All other exceptions to title shall be referred to as "Unpermitted Exceptions". The Title Commitment shall be conclusive evidence of good title as therein shown as to all matters to be insured by the title policy, subject only to the exceptions therein stated. On the Closing Date, Title Insurer shall deliver to Purchaser a standard title policy in conformance with the previously delivered Title Commitment, subject to Permitted Exceptions and Unpermitted Exceptions waived by Purchaser (the "Title Policy"). Seller shall pay for the costs of the Title Commitment and Title Policy and Purchaser shall pay for the cost of any endorsements to, or extended coverage on, the Title Policy.

          3.2. Purchaser has received a survey of the Property prepared by Raymond L. Goodson Jr., Inc., dated (as revised) January 10, 1985 (the "Existing Survey"). Seller shall pay for the costs of updating the Existing Survey and Seller shall deliver the updated survey (the "Updated Survey") to Purchaser within 15 days after the date hereof. Purchaser hereby acknowledges that all matters disclosed by the Existing Survey are acceptable to Purchaser.

          3.3. The obligation of Purchaser to pay various costs set forth in Paragraphs 3.1 and 3.2 shall survive the termination of this Agreement.

     4. PAYMENT OF CLOSING COSTS. In addition to the costs set forth in Paragraphs 3.1 and 3.2, Purchaser and Seller shall each pay for one-half of the costs of the documentary or transfer stamps to be paid with reference to the "Deed" (hereinafter defined) and all other stamps, intangible, transfer, documentary, recording, sales tax and surtax imposed by law with reference to any other sale documents delivered in connection with the sale of the Property to Purchaser and all other charges of the Title Insurer in connection with this transaction.

     5.   CONDITION OF TITLE.

          5.1. If, prior to "Closing" (as hereinafter defined), a date-down to the Title Commitment or the Updated Survey discloses any new Unpermitted Exception, Seller shall have thirty (30) days from the date of the date-down to the Title Commitment or the Updated Survey, as applicable, at Seller's expense, to (i) bond over, cure and/or have any Unpermitted Exceptions which, in the aggregate, do not exceed $25,000.00, removed from the Title Commitment or to have the Title Insurer commit to insure against loss or damage that may be occasioned by such Unpermitted Exceptions, or (ii) have the right, but not the obligation, to bond over, cure and/or have any Unpermitted Exceptions which, in the aggregate, equal or exceed $25,000.00, removed from the Title Commitment or to have the Title Insurer commit to insure against loss or damage that may be occasioned by such Unpermitted Exceptions. In such event, the time of Closing shall be delayed, if necessary, to give effect to said aforementioned time periods. If Seller fails to cure or have said Unpermitted Exception removed or have the Title Insurer commit to insure as specified above within said thirty
(30) day period or if Seller elects not to exercise its rights under (ii) in the preceding sentence, Purchaser may terminate this Agreement upon notice to Seller within five (5) days after the expiration of said thirty (30) day period. Absent notice from Purchaser to Seller in accordance with the preceding sentence, Purchaser shall be deemed to have elected to take title subject to said Unpermitted Exception. If Purchaser terminates this Agreement in accordance with the terms of this Paragraph 5.1, this Agreement shall become null and void without further action of the parties and all Earnest Money theretofore deposited into the escrow by Purchaser together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except for Purchaser's obligation to indemnify Seller and restore the Property, as more fully set forth in Paragraph 7.

          5.2. Seller agrees to convey fee simple title to the Property to Purchaser by special warranty deed (the "Deed") in recordable form subject only to the Permitted Exceptions and any Unpermitted Exceptions waived by Purchaser.

     6.   CONDEMNATION, EMINENT DOMAIN, DAMAGE AND CASUALTY.

          6.1. Except as provided in the indemnity provisions contained in Paragraph 7.1 of this Agreement, Seller shall bear all risk of loss with respect to the Property up to the earlier of the dates upon which either possession or title is transferred to Purchaser in accordance with this Agreement. Notwithstanding the foregoing, in the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost less than or equal to $100,000.00 (as determined by Seller in good faith) Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall have the right to elect to either repair and restore the Property (in which case the Closing Date shall be extended until completion of such restoration) or to assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty. Seller shall promptly notify Purchaser in writing of any such fire or other casualty and Seller's determination of the cost to repair the damage caused thereby. In the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost in excess of $100,000.00 (as determined by Seller in good faith), then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within five (5) business days after Purchaser receives written notice of such fire or other casualty and Seller's determination of the amount of such damages, and upon the exercise of such option by Purchaser this Agreement shall become null and void, the Earnest Money deposited by Purchaser shall be returned to Purchaser together with interest thereon, and neither party shall have any further liability or obligations hereunder. In the event that Purchaser does not exercise the option set forth in the preceding sentence, the Closing shall take place on the Closing Date and Seller shall assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of the fire or casualty.

          6.2. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Property or the taking or closing of any right of access to the Property, Seller shall immediately notify Purchaser of such occurrence. In the event that the taking of any part of the Property shall:
(i) materially impair access to the Property; (ii) cause any material non-compliance with any applicable law, ordinance, rule or regulation of any federal, state or local authority or governmental agencies having jurisdiction over the Property or any portion thereof; or (iii) materially and adversely impair the use of the Property as it is currently being operated (hereinafter collectively referred to as a "Material Event"), Purchaser may:

               6.2.1. terminate this Agreement by written notice to Seller, in which event the Earnest Money deposited by Purchaser, together with interest thereon, shall be returned to Purchaser and all rights and obligations of the parties hereunder with respect to the closing of this transaction will cease; or

               6.2.2. proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings.

          6.3. Purchaser shall then notify Seller, within five (5) business days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under Paragraph 6.2.1 or Paragraph 6.2.2. Closing shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such five (5) business day period, Purchaser shall be deemed to have elected to exercise its rights under Paragraph 6.2.2. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which do not constitute a Material Event, Purchaser shall be required to proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings.

     7.   INSPECTION AND AS-IS CONDITION AND FINANCIAL CONTINGENCY.

          7.1. During the period commencing on September 16, 1996 and ending at 5:00 p.m. Chicago time on October 16, 1996 (said period being herein referred to as the "Inspection Period"), Purchaser and the agents, engineers, employees, contractors and surveyors retained by Purchaser may enter upon the Property, at any reasonable time and upon reasonable prior notice to Seller, to inspect the Property, including a review of leases located at the Property, and to conduct and prepare such studies, tests and surveys as Purchaser may deem reasonably necessary and appropriate. In connection with Purchaser's review of the Property, Seller agrees to deliver to Purchaser copies of the current rent roll for the Property, the most recent tax and insurance bills, utility account numbers, service contracts, and unaudited year end 1995 and 1996 (through July 31, 1996) operating statements. Furthermore, if the following are reasonably available to Seller, Seller shall deliver to Purchaser plans and specifications.

          All of the foregoing tests, investigations and studies to be conducted under this Paragraph 7.1 by Purchaser shall be at Purchaser's sole cost and expense and Purchaser shall restore the Property to the condition existing prior to the performance of such tests or investigations by or on behalf of Purchaser. Purchaser shall defend, indemnify and hold Seller and any affiliate, parent of Seller, and all shareholders, employees, officers and directors of Seller or Seller's affiliate or parent (hereinafter collectively referred to as "Affiliate of Seller") harmless from any and all liability, cost and expense (including without limitation, reasonable attorney's fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller for injury to persons or property caused by Purchaser's investigations and inspection of the Property. Purchaser shall undertake its obligation to defend set forth in the preceding sentence using attorneys selected by Seller, in Seller's sole discretion.

          Prior to commencing any such tests, studies and investigations, Purchaser shall furnish to Seller a certificate of insurance evidencing comprehensive general public liability insurance insuring the person, firm or entity performing such tests, studies and investigations and listing Seller and Purchaser as additional insureds thereunder.

          If Purchaser is dissatisfied with the results of the tests, studies or investigations performed or information received pursuant to this Paragraph
7.1 or if Purchaser and Seller do not reach agreement as to the disposition of the insurance proceeds in connection with a casualty and reconstruction of the Property, Purchaser shall have the right to terminate this Agreement by giving written notice of such termination to Seller at any time prior to the expiration of the Inspection Period. If written notice is not received by Seller pursuant to this Paragraph 7.1 prior to the expiration of the Inspection Period, then the right of Purchaser to terminate this Agreement pursuant to this Paragraph 7.1 shall be waived. If Purchaser terminates this Agreement by written notice to Seller prior to the expiration of the Inspection Period: (i) Purchaser shall promptly deliver to Seller copies of all studies, reports and other investigations obtained by Purchaser in connection with its due diligence during the Inspection Period; and (ii) the Earnest Money deposited by Purchaser shall be immediately paid to Purchaser, together with any interest earned thereon, and neither Purchaser nor Seller shall have any right, obligation or liability under this Agreement, except for Purchaser's obligation to indemnify Seller and restore the Property, as more fully set forth in this Paragraph 7.1. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.1, shall survive the Closing and the delivery of the Deed and termination of this Agreement.

          7.2. Seller can make no representations or warranties relating to the condition of the Property or the Personal Property. Purchaser acknowledges and agrees that it will be purchasing the Property and the Personal Property based solely upon its inspections and investigations of the Property and the Personal Property, and that Purchaser will be purchasing the Property and the Personal Property "AS IS" and "WITH ALL FAULTS", based upon the condition of the Property and the Personal Property as of the date of this Agreement, wear and tear and loss by fire or other casualty or condemnation excepted. Without limiting the foregoing, Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement, neither Seller nor its consultants, brokers or agents have made any representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property or the Personal Property, including, but not limited to, the condition of the land or any improvements comprising the Property, the existence or non-existence of "Hazardous Materials" (as hereinafter defined), economic projections or market studies concerning the Property, any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property, water or water rights, topography, drainage, soil, subsoil of the Property, the utilities serving the Property or any zoning or building laws, rules or regulations or "Environmental Laws" (hereinafter defined) affecting the Property. Seller makes no representation or warranty that the Property complies with Title III of the Americans with Disabilities Act or any fire code or building code. Purchaser hereby releases Seller and the Affiliates of Seller from any and all liability in connection with any claims which Purchaser may have against Seller or the Affiliates of Seller, and Purchaser hereby agrees not to assert any claims for contribution, cost recovery or otherwise, against Seller or the Affiliates of Seller, relating directly or indirectly to the existence of asbestos or Hazardous Materials on, or environmental conditions of, the Property, whether known or unknown; provided, however, the foregoing shall not limit the right of Purchaser to name Seller as a third-party defendant in an action against Purchaser arising out of a claim relating to the existence of asbestos or Hazardous Materials on, or environmental conditions of, the Property. As used herein, "Environmental Laws" means all federal, state and local statutes, codes, regulations, rules, ordinances, orders, standards, permits, licenses, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to the protection, preservation, remediation or conservation of the environment or worker health or safety, all as amended or reauthorized, or as hereafter amended or reauthorized, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq., the Emergency Planning and Community Right-to-Know Act ("Right-to-Know Act"), 42 U.S.C.
Section 11001 et seq., the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act ("Clean Water Act"), 33 U.S.C.
Section 1251 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C.
Section 2601 et seq., the Safe Drinking Water Act ("Safe Drinking Water Act"), 42 U.S.C. Section 300f et seq., the Atomic Energy Act ("AEA"), 42 U.S.C.
Section 2011 et seq., the Occupational Safety and Health Act ("OSHA"),
29 U.S.C. Section 651 et seq., and the Hazardous Materials Transportation Act (the "Transportation Act"), 49 U.S.C. Section 1802 et seq. As used herein, "Hazardous Materials" means: (1) "hazardous substances," as defined by CERCLA;
(2) "hazardous wastes," as defined by RCRA; (3) any radioactive material including, without limitation, any source, special nuclear or by-product material, as defined by AEA; (4) asbestos in any form or condition; (5) polychlorinated biphenyls; and (6) any other material, substance or waste to which liability or standards of conduct may be imposed under any Environmental Laws. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.2 shall survive the Closing and the delivery of the Deed and termination of this Agreement.

          7.3. Seller has provided to Purchaser certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. Seller and Purchaser hereby acknowledge that such information has been provided to Purchaser at Purchaser's request solely as illustrative material. Seller makes no representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller's operation of the Property and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property and releases Seller and the Affiliates of Seller from any liability with respect to such historical information. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.3 shall survive the Closing and the delivery of the Deed and termination of this Agreement.

          7.4. Seller has provided to Purchaser the following existing report:
Phase I Environmental Site Assessment prepared by EMG under Project
#04501068.96B ("Existing Report").   Seller makes no representation or warranty
concerning the accuracy or completeness of the Existing Report. Purchaser hereby releases Seller and the Affiliates of Seller from any liability whatsoever with respect to the Existing Report, or, including, without limitation, the matters set forth in the Existing Report, and the accuracy and/or completeness of the Existing Report; provided that the foregoing is not intended to limit the right of Purchaser to pursue a claim against EMG in any proceeding arising in connection with the Existing Report. Furthermore, Purchaser acknowledges that it will be purchasing the Property with all faults disclosed in the Existing Report. Notwithstanding anything contained herein to the contrary, the terms of this Paragraph 7.4 shall survive the Closing and the delivery of the Deeds and termination of this Agreement.

          7.5. Purchaser's and Seller's obligations under this Agreement are contingent upon Purchaser's ability to procure a commitment for first mortgage financing for the acquisition of the Property in an amount of not more than $6,975,000 at an interest rate not to exceed 8.9% per annum with a thirty (30) year amortization (the "Financing Contingency") on or before November 15, 1996. Purchaser acknowledges and agrees that it shall submit its application for a commitment for first mortgage financing in accordance with the provisions set forth above within seven (7) days after the date hereof, and shall provide Seller with a letter from the lender evidencing that said application has been received and completed within fourteen (14) days from the date hereof. In the event Purchaser has complied with the requirements set forth in the preceding sentence, but is unable to satisfy the Financing Contingency on or before November 15, 1996, then Purchaser shall have the option, upon written notice to Seller, exercised no later than November 15, 1996, to terminate this Agreement, in which case this Agreement shall become null and void without further action of the parties and all Earnest Money theretofore deposited into the escrow by Purchaser together with any interest accrued thereon, shall be delivered to Purchaser, and neither party shall have any further liability to the other, except for those covenants and obligations hereunder which expressly survive the termination of this Agreement. In the event Purchaser fails to deliver such notice to Seller, the Financing Contingency shall be deemed satisfied and the parties hereto shall proceed to Closing.

     8. CLOSING. The closing of this transaction (the "Closing") shall be on December 15, 1996 (the "Closing Date"), at the office of Title Insurer, Arlington, Texas at which time Seller shall deliver possession of the Property to Purchaser; provided that Purchaser may cause the Closing to occur prior to December 15, 1996 by providing written notice of such new Closing Date to Seller at least seven (7) days prior to the new Closing Date. This transaction shall be closed through an escrow with Title Insurer, in accordance with the general provisions of the usual and customary form of deed and money escrow for similar transactions in Texas, or at the option of either party, the Closing shall be a "New York style" closing at which the Purchaser shall wire the Purchase Price to Title Insurer on the Closing Date and prior to the release of the Purchase Price to Seller, Purchaser shall receive the Title Policy or marked up commitment dated the date of the Closing Date. In the event of a New York style closing, Seller shall deliver to Title Insurer any customary affidavit in connection with a New York style closing. All closing and escrow fees shall be divided equally between the parties hereto.

     9.   CLOSING DOCUMENTS.

          9.1. On or prior to the Closing Date, Seller and Purchaser shall execute and deliver to one another a joint closing statement. In addition, Purchaser shall deliver to Seller the balance of the Purchase Price, an assumption of the documents set forth in Paragraph 9.2.3 and 9.2.4 and such other documents as may be reasonably required by the Title Insurer in order to consummate the transaction as set forth in this Agreement.

          9.2. On the Closing Date, Seller shall deliver to Purchaser the following:

               9.2.1. the Deed (in the form of Exhibit E attached hereto), subject to Permitted Exceptions and those Unpermitted Exceptions waived by Purchaser;

               9.2.2. a quit claim bill of sale conveying the Personal Property (in the form of Exhibit F attached hereto);

               9.2.3. assignment and assumption of intangible property (in the form attached hereto as Exhibit G), including, without limitation, the service contracts listed in Exhibit H;

               9.2.4. an assignment and assumption of leases and security deposits (in the form attached hereto as Exhibit I);

               9.2.5. non-foreign affidavit (in the form of Exhibit J attached hereto);

               9.2.6. original, and/or copies of, leases affecting the Property in Seller's possession (which shall be delivered at the Property);

               9.2.7. all documents and instruments reasonably required by the Title Insurer to issue the Title Policy;

               9.2.8. possession of the Property to Purchaser, subject to the terms of leases;

               9.2.9.  evidence of the termination of the management agreement;

               9.2.10. notice to the tenants of the Property of the transfer of title and assumption by Purchaser of the landlord's obligation under the leases and the obligation to refund the security deposits (in the form of Exhibit K); and

               9.2.11.  an updated rent roll.

     10. PURCHASER'S DEFAULT. ALL EARNEST MONEY DEPOSITED INTO THE ESCROW IS TO SECURE THE TIMELY PERFORMANCE BY PURCHASER OF ITS OBLIGATIONS AND UNDERTAKINGS UNDER THIS AGREEMENT. IN THE EVENT OF A DEFAULT OF THE PURCHASER UNDER THE PROVISIONS OF THIS AGREEMENT, SELLER SHALL RETAIN ALL OF THE EARNEST MONEY AND THE INTEREST THEREON AS SELLER'S SOLE RIGHT TO DAMAGES OR ANY OTHER REMEDY, EXCEPT FOR PURCHASER'S OBLIGATIONS TO INDEMNIFY SELLER AND RESTORE THE PROPERTY AS SET FORTH IN PARAGRAPH 7.1 HEREOF. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES.

     11. SELLER'S DEFAULT. IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER'S DEFAULT, PURCHASER'S SOLE REMEDY SHALL BE THE RETURN OF ALL EARNEST MONEY TOGETHER WITH ANY INTEREST ACCRUED THEREON, AND THIS AGREEMENT SHALL THEN BECOME NULL AND VOID AND OF NO EFFECT AND THE PARTIES SHALL HAVE NO FURTHER LIABILITY TO EACH OTHER AT LAW OR IN EQUITY, EXCEPT FOR PURCHASER'S OBLIGATIONS TO INDEMNIFY SELLER AND RESTORE THE PROPERTY AS SET FORTH MORE FULLY IN PARAGRAPH 7. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF SELLER'S DEFAULT IS ITS WILLFUL REFUSAL TO DELIVER THE DEED, THEN PURCHASER WILL BE ENTITLED TO SUE FOR SPECIFIC PERFORMANCE.

     12.  PRORATIONS.

          12.1. Rents (exclusive of delinquent rents, but including prepaid rents); refundable security deposits (which will be assigned to and assumed by Purchaser and credited to Purchaser at Closing); water and other utility charges; fuels; prepaid operating expenses; management fees in the amount of 6%; real and personal property taxes; and other similar items shall be adjusted ratably as of 11:59 p.m. on the Closing Date, and credited against the balance of the cash due at Closing. Assessments payable in installments which are due subsequent to the Closing Date shall be paid by Purchaser. If the amount of any of the items to be prorated is not then ascertainable, the adjustments thereof shall be on the basis of the most recent ascertainable data. All prorations will be final except as to delinquent rent referred to in Paragraph
12.2 below.

          12.2. All basic rent paid following the Closing Date by any tenant of the Property who is indebted under a lease for basic rent for any period prior to and including the Closing Date shall be deemed a "Post-Closing Receipt" until such time as all such indebtedness is paid in full. Within ten
(10) days following each receipt by Purchaser of a Post-Closing Receipt, Purchaser shall pay such Post-Closing Receipt to Seller. Purchaser shall use its best efforts to collect all amounts which, upon collection, would constitute Post-Closing Receipts hereunder. Within 120 days after the Closing Date, Purchaser shall deliver to Seller a reconciliation statement of Post-Closing Receipts through the first 90 days after the Closing Date. Upon the delivery of the Post-Closing Receipts reconciliation, Purchaser shall deliver to Seller any Post-Closing Receipts owing to Seller and not previously delivered to Seller in accordance with the terms hereof. Seller retains the right to conduct an audit, at reasonable times and upon reasonable notice, of Purchaser's books and records to verify the accuracy of the Post-Closing Receipts reconciliation statement and upon the verification of additional funds owing to Seller, Purchaser shall pay to Seller said additional Post-Closing Receipts and the cost of performing Seller's audit. Paragraph 12.2 of this Agreement shall survive the Closing and the delivery and recording of the deed.

     13. RECORDING. Neither this Agreement nor a memorandum thereof shall be recorded and the act of recording by Purchaser shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 10 hereof.

     14. ASSIGNMENT. The Purchaser shall not have the right to assign its interest in this Agreement without the prior written consent of the Seller. Any assignment or transfer of, or attempt to assign or transfer, Purchaser's interest in this Agreement shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 10 hereof.

     15. BROKER. The parties hereto represent and warrant that no broker commission or finder fee is due and payable in connection with this transaction other than to Paine Webber Real Estate Investments, Incorporated ("Paine Webber") and Marcus & Millichap ("M & M") (Seller to pay a commission to Paine
 Webber  and  Paine  Webber to pay a cooperating commission to M & M).
Seller's commission to Paine Webber shall only be payable out of the proceeds of the sale of the Property in the event the transaction set forth herein closes. Purchaser and Seller shall indemnify, defend and hold the other party hereto harmless from any claim whatsoever (including without limitation, reasonable attorney's fees, court costs and costs of appeal) from anyone claiming by or through the indemnifying party any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated other than to Paine Webber and M & M (as a cooperating broker). The indemnifying party shall undertake its obligations set forth in this Paragraph 15 using attorneys selected by the indemnifying party and reasonably acceptable to the indemnified party. The provisions of this Paragraph 15 will survive the Closing and delivery of the Deed.

     16.  REPRESENTATIONS AND WARRANTIES.

          16.1. Any reference herein to Seller's knowledge or notice of any matter or thing shall only mean such knowledge or notice that has actually been received by James Mendelson, (the "Seller's Representative"), and any representation or warranty of the Seller is based upon those matters of which the Seller's Representative has actual knowledge. Any knowledge or notice given, had or received by any of Seller's agents, servants or employees shall not be imputed to Seller, the general partner or limited partners of Seller, the subpartners of the general partner or limited partners of Seller or Seller's Representative.

          16.2. Subject to the limitations set forth in Paragraph 16.1, Seller hereby makes the following representations and warranties, which representations and warranties are made to Seller's knowledge and which shall not survive Closing: (i) Seller has no knowledge of any pending or threatened litigation, claim, cause of action or administrative proceeding concerning the Property; (ii) Seller has the power to execute and deliver this Agreement and consummate the transactions contemplated herein; and (iii) the rent roll attached hereto as Exhibit L which Seller will update as of the Closing Date is accurate as of the date set forth thereon.

          16.3. Purchaser hereby represents and warrants to Seller that Purchaser has the full right, power and authority to execute and deliver this Agreement and consummate the transactions contemplated herein.

     17. LIMITATION OF LIABILITY. None of Seller's partners, nor any Affiliate of Seller, nor any of their respective beneficiaries, shareholders, partners, officers, directors, agents or employees, heirs, successors or assigns shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and Purchaser hereby waives for itself and anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability. Seller further agrees not to distribute $200,000 of the proceeds of the Purchase Price to its partners for the longer of (i) sixty (60) days after the Closing and (ii) final resolution of any claims by Purchaser and asserted in writing against Seller prior to the expiration of the sixty (60) days after the Closing in accordance with the terms of this Agreement ("Claims"); provided, however, that if any Claims are disputed by Seller, Seller shall have the right, by written notice to Purchaser, to require Purchaser to file suit in a court of competent jurisdiction within thirty (30) days after such notice to Purchaser; otherwise said notice with respect to the Claim in question shall no longer prevent Seller from distributing the proceeds.

     18.  TIME OF ESSENCE.  Time is of the essence of this Agreement.

     19. NOTICES. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express, by facsimile transmission or made by United States registered or certified mail addressed as follows:

          TO SELLER:          c/o The Balcor Company
                              Bannockburn Lake Office Plaza
                              2355 Waukegan Road
                              Suite A-200
                              Bannockburn, Illinois  60015
                              Attention:  Ilona Adams

     with copies to:          The Balcor Company
                              Bannockburn Lake Office Plaza
                              2355 Waukegan Road
                              Suite A-200
                              Bannockburn, Illinois  60015
                              Attention:  James Mendelson
                              (847) 317-4367
                              (847) 317-4462 (FAX)

     and to:                  Katten Muchin & Zavis
                              525 West Monroe Street
                              Suite 1600
                              Chicago, Illinois  60661-3693
                              Attention:  Daniel J. Perlman, Esq.
                              (312) 902-5532
                              (312) 902-1061 (FAX)

          TO PURCHASER:       William L. Huntley
                              205 Elk Crossing Road
                              Tie Siding, Wyoming  82084
                              (307) 745-7420
                              (307) 745-6159 (FAX)

     and one copy to:         Rebecca Lewis, Esq.
                              105 S. 4th Street
                              Laramie, Wyoming  82070
                              (307) 742-8349
                              (307) 742-0502 (FAX)
subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made on the next business day if sent by overnight courier, or the same day as given if sent by facsimile transmission and received by 5:00 p.m. Chicago time or on the 4th business day after the same is deposited in the United States Mail as registered or certified matter, addressed as above provided, with postage thereon fully prepaid. Any such notice, demand or document not given, delivered or made by registered or certified mail, by overnight courier or by facsimile transmission as aforesaid shall be deemed to be given, delivered or made upon receipt of the same by the party to whom the same is to be given, delivered or made. Copies of all notices shall be served upon the Escrow Agent.

     20. EXECUTION OF AGREEMENT AND ESCROW AGREEMENT. Purchaser will execute two (2) copies of this Agreement and three (3) copies of the Escrow Agreement and forward them to Seller for execution, accompanied with the Earnest Money payable to the Escrow Agent set forth in the Escrow Agreement. Seller will forward one (1) copy of the executed Agreement to Purchaser and will forward the following to the Escrow Agent:

          (A)  Earnest Money;

          (B)  One (1) fully executed copy of this Agreement; and

          (C) Three (3) copies of the Escrow Agreement signed by the parties with a direction to execute two (2) copies of the Escrow Agreement and deliver a fully executed copy to each of the Purchaser and the Seller.

     21. GOVERNING LAW. The provisions of this Agreement shall be governed by the laws of the Texas, except that with respect to the retainage of the Earnest Money as liquidated damages the laws of the State of Illinois shall govern.

     22. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all other negotiations, understandings and representations made by and between the parties and the agents, servants and employees.

     23. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     24. CAPTIONS. Paragraph titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or any provision hereof.

     25. CONSIDERATION. On or before the execution of this Agreement, Purchaser shall deliver to Seller One Hundred And No/100 Dollars ($100.00) cash (the "Independent Contract Consideration"), which amount has been bargained for and agreed to as consideration for Purchaser's right to purchase the Property pursuant to this Agreement and for Seller's execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.

     26. WAIVER OF DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT. Purchaser waives its rights under the Deceptive Trade Practices-Consumer Protection Act, Section 17.41 et seq., Business & Commerce Code, a law that gives consumers special rights and protections. After consultation with an attorney/legal counsel of Purchaser's own selection, Purchaser voluntarily consents to this waiver. Purchaser covenants, represents and warrants that such attorney/legal counsel was not directly or indirectly identified, suggested, or selected by Seller or an agent of Seller.

     27. LIKE KIND EXCHANGE. The Property is intended by Purchaser to constitute replacement property, in an exchange under Section 1031 of the Internal Revenue Code, for certain property which Purchaser currently owns (the "Relinquished Property"). Seller will cooperate with Purchaser (at no cost to Seller) in effecting such an exchange in compliance with the Internal Revenue Code and applicable treasury regulations, to the extent that Seller will consent to and acknowledge an assignment of Purchaser's rights under this Agreement to the Title Insurer, or to another qualified intermediary designated by Purchaser for purposes of acquiring the Property with proceeds from the disposition of the Relinquished Property. Seller will not be responsible for the tax consequences to Purchaser of the transactions contemplated under this Agreement and under the agreement to sell the Relinquished Property. Seller will not be required to accept title to the Relinquished Property and will have no obligations whatsoever to the owner of the Relinquished Property. The assignment by Purchaser of its rights hereunder to the Title Company, or to another qualified intermediary, for purposes of effecting such an exchange, will not relieve Purchaser of any of its obligations under this Agreement.

     28.  DAMAGED PROPERTY.

          28.1. Notwithstanding anything in this Agreement to the contrary, Purchaser and Seller acknowledge that 12 units of the Property have been damaged by fire (the "Damaged Property"). Seller agrees to use reasonably diligent efforts to cause the completion of the Damaged Property by the Contractor, and to cause the Contractor to procure Certificates of Occupancy for the Damaged Property, prior to the Closing Date. If Certificates of Occupancy have not yet been issued for each building of the Damaged Property as of the Closing Date, then at Closing:

               28.1.1 Seller shall assign to Purchaser, by separate assignment, all of its interest in that certain Contract Agreement (the "Restoration Contract"), dated May 30, 1996, by and between Seller and Coho Construction Corporation (the "Contractor"), which contract provides, among other things, for the restoration of the Damaged Property. Such assignment shall provide that Purchaser shall defend, indemnify and hold harmless Seller and any Affiliate or parent of Seller, and all shareholders, employees, officers and directors of Seller, from any and all liability, cost and expense (including without limitation, reasonable attorney's fees and court costs) suffered by Seller and arising in connection with the Restoration Contract after the Closing Date; and

               28.1.2. Seller shall provide Purchaser with a credit against the Purchase Price in an amount equal to (a) the amount due Contractor upon Contractor's complete performance of the Restoration Contract, less (b) the amount paid by Seller to the Contractor prior to Closing pursuant to the Restoration Contract (and Seller shall provide evidence of the amount paid).

          28.2. In the event that Certificates of Occupancy have not been issued for each building of the Damaged Property as of the Closing Date, then after the Closing Date and until such time as Certificates of Occupancy are issued for each buildings of the Damaged Property, Seller shall provide Purchaser's mortgagee with any information reasonably requested and available to Seller in connection with the Restoration Contract.

          28.3. The parties agree that Seller is entitled to any and all insurance proceeds under any policy of insurance covering the Property paid or owing in connection with the Damaged Property, that any such insurance proceeds paid to Purchaser shall be held by Purchaser for Seller, and that Purchaser shall cooperate with Seller with Seller's efforts to collect such insurance proceeds

     29. CONFIDENTIALITY. Purchaser and Seller hereby agree to use their best efforts to hold in confidence all data and information in connection with the negotiation and execution of this Agreement, including the terms of this Agreement, and to not disclose such data and information to any third party, except as such data and information may be included in any submission to the Securities Exchange Commission, or as such disclosure may be required by any federal, state or local law, any governmental authority, or any court order.

     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as of the date first set forth above.



                              PURCHASER:


                              /s/ William L. Huntley
                              --------------------------------------
                              William L. Huntley


                              SELLER:

                              Stratton Meadows Limited Partnership,
                              an Illinois limited partnership

                              By:  Huntington Meadows Partners, Inc.,
                                   an Illinois corporation, its general partner


                                   By:   /s/ James E. Mendelson
                                        ------------------------------------
                                   Name:     James E. Mendelson
                                        ------------------------------------
                                   Its:      Authorized Representative
                                        ------------------------------------

[Huntington Meadows]

__________________ of Paine Webber Real Estate Investments, Incorporated ("Paine Webber") executed this Agreement in its capacity as a real estate broker and acknowledges that the fee or commission due it from Seller as a result of the transaction described in this Agreement is as set forth in that certain Listing Agreement, dated __, 1996 between Seller and Paine Webber (the "Listing Agreement"). Paine Webber also acknowledges that payment of the aforesaid fee or commission is conditioned upon the Closing and the receipt of the Purchase Price by the Seller. Paine Webber agrees to deliver a receipt to the Seller at the Closing for the fee or commission due Paine Webber and a release, in the appropriate form, stating that no other fees or commissions are due to it from Seller or Purchaser.


                                   Paine Webber Real Estate
                                   Investments, Incorporated


                                   By:
                                        -----------------------------------

______________________________ of Marcus & Millichap ("M & M") executed this
Agreement in its capacity as a cooperating real estate broker and acknowledges that the fee or commission due it from Paine Webber Real Estate Investments, Incorporated ("Paine Webber") as a result of the transaction described in this Agreement is as set forth in that certain Cooperating Agreement between Paine Webber and M & M (the "Cooperating Agreement"). M & M also acknowledges that payment of the aforesaid fee or commission is conditioned upon the Closing and the receipt of the Purchase Price by the Seller. M & M agrees to deliver a receipt to the Seller at the Closing for the fee or commission due M & M from Paine Webber and a release, in the appropriate form, stating that no other fees or commissions are due to it from Seller, Purchaser or Paine Webber.


                              Marcus & Millichap


                              By:
                                   ------------------------------------------

                                   Exhibits

A    -    Legal

B    -    Personal Property

C    -    Escrow Agreement

D    -    Title Commitment

E    -    Deed

F    -    Bill of Sale

G    -    Assignment and Assumption of Intangible Property

H    -    Service Contracts

I    -    Assignment and Assumption of Leases and Security Deposits

J    -    Non-Foreign Affidavit

K    -    Notice to Tenants

L    -    Rent Roll